Exhibit 10.2

TERMINATION AGREEMENT

            Reference is hereby made to a Deferred Compensation Agreement dated as of August 1, 1975, by and between Dionics, Inc., a Delaware corporation (the “Company”), and Bernard Kravitz (“Kravitz”), as amended on February 9, 1982 and September 30, 1986 (hereinafter, as amended, called the “Deferred Compensation Agreement”).

In order to induce Central Mega Limited, a British Virgin Islands corporation, to make an investment and enter into a Stock Purchase Agreement dated as of October 8, 2009 with the Company, and for such other good and valuable consideration receipt of which is hereby acknowledged, the Company and Kravitz hereby agree as follows:

1.

The Deferred Compensation Agreement is hereby terminated and abandoned as of the date hereof with immediate effect, and as a result, the Deferred Compensation Agreement is deemed void and of no further effect.  It is further agreed that none of the parties thereto shall have any further liability or obligations thereunder.

2.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date indicated below.

Dated:  October 30, 2009

DIONICS, INC.

By:

/s/ Bernard Kravitz

Name:

Bernard Kravitz

Title:

President

/s/ Bernard Kravitz

BERNARD KRAVTIZ